Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,013,797
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,112,237)
Dividend Income	86,826
Interest Income	175,980
ETF Transaction Fees	350
Total Income (Loss)	$(1,835,284)

Expenses
General Partner Management Fees	$31,690
Professional Fees	20,695
Brokerage Commissions	683
Directors' Fees and insurance	1,749
License fees	794
Total Expenses	$55,611
Net Income (Loss)	$(1,890,895)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/24	$64,871,284
Withdrawals ((50,000) Shares)	(2,063,867)
Net Income (Loss)	(1,890,895)

Net Asset Value End of Month	$60,916,522
Net Asset Value Per Share (1,550,000 Shares)	$39.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596